UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2005

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events.

          On December 13, 2005, Spartan Stores, Inc. (the "Company") issued a press release announcing that the board of directors has approved a change to the Company's dividend policy.

          A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

          This filing contains forward-looking statements. Forward-looking statements are identifiable by words or phrases such as "policy", "sustain", "outlook"; that an event or trend "will" occur or "continue" or that Spartan Stores or its management "is confident" of a particular result. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. Adoption of a dividend policy does not commit the board of directors to declare future dividends. Each future dividend will be considered and declared by the board of directors in its discretion. The ability of the board of directors to continue to declare dividends will depend on a number of factors, including the Company's future financial condition and profitability and compliance with the terms of its credit facilities. The Company's ability to maintain and improve its financial position, cash flow, growth, capital improvements, product and service offering improvement, construct and expand stores, expand customer base and pursue future acquisitions is not certain and depends on many factors, not all of which are in our control. Additional information about the factors that may adversely affect these forward-looking statements is contained in Spartan Stores' reports and filings with the Securities and Exchange Commission. Other risk factors exist and new risk factors may emerge at any time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictions of future results. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this filing.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits:

	99.1	Press Release, dated December 13, 2005

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2005	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated December 13, 2005.